EXHIBIT 10-16



                              AMENDMENT NO. 3
                                    to
                     THE RETIREMENT PLAN FOR DIRECTORS
                                    of
                 NEW YORK STATE ELECTRIC & GAS CORPORATION


The Retirement Plan for Directors of New York State Electric &
Gas Corporation (the "Plan") as heretofore amended, is hereby amended, effective as of January 1, 1997, as follows:

1. The first sentence of Article 3 is hereby amended to read as follows:

          The Plan shall be administered by a Committee to be known as the Director Share Plan Committee (the
          "Committee") of the Company, the members of which shall be appointed by the Board of Directors of the Company.


2. A new Article 12 is hereby added to the Plan, to read in its entirety as follows:

          12)  Withdrawal from Participation in the Plan

               Notwithstanding anything to the contrary contained in any other provision of the Plan, any Participant who pursuant to Article IV A. 2. of the Company's Director Share Plan, effective January 1, 1997 ("Share Plan"), elects to cease participation in the Plan and instead participate in the Share Plan, shall as of January 1, 1997, no longer have any rights to any benefits, whether accrued or otherwise, under the Plan.